EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference of our report dated April 24, 2000, in the Registration Statement (Form S-8) pertaining to the Stock Plan for Employees, Directors and Consultants of Healthnet International Inc. with respect to the consolidated financial statements of Healthnet International Inc., included in its Annual Report (Form 10-KSB) for the year ended February 29, 2000, filed with the Securities and Exchange Commission on June 14, 2000.

                                    /S/ Ernst & Young LLP
                                    -------------------------
Vancouver, Canada                   Ernst & Young LLP
March 2, 2001                       Chartered Accountants